Aflac Incorporated 2005 Form 10-K

EXHIBIT 23

KPMG LLP
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

The shareholders and board of directors of Aflac Incorporated:

We consent to incorporation by reference in registration statement (No. 33-64535) on Form S-3, and (Nos. 33-41552, 33-44720, 333-01243, 333-69333, 333-27883 and 333-115105) on Form S-8 of Aflac Incorporated of our reports dated February 28, 2006, with respect to the consolidated balance sheets of Aflac Incorporated and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules (hereafter, financial statements), management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Aflac Incorporated. Our reports with respect to the financial statements refer to the adoption by the Company of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, to account for stock options and other share-based transactions, effective January 1, 2005.

Atlanta, Georgia
February 28, 2006

EXH 23-1